Exhibit 10.9

EXECUTION COPY

JOINT AND SEVERAL COMPLETION GUARANTY

THIS JOINT AND SEVERAL COMPLETION GUARANTY (this “Guaranty”), dated as of February 3, 2012, is made on a joint and several basis by TEACHERS VILLAGE SCHOOL QALICB URBAN RENEWAL, LLC, a New Jersey limited liability company having an address at c/o RBH Group, 89 Market Street, 8th Floor, Newark, New Jersey 07102 (the “Borrower”), and RBH-TRB NEWARK HOLDINGS, LLC, a New York limited liability company, having an address at c/o RBH Group, 89 Market Street, 8th Floor, Newark, New Jersey 07102 (“RBH”, and together with Borrower, the “Guarantors” and each a “Guarantor”), to TD BANK, N.A., national banking association having an address at 317 Madison Avenue, 2nd Floor, New York, New York 10017, acting in its capacity as administrative agent (the “Administrative Agent”); GATEWAY SUB-CDE I, LLC, a New Jersey limited liability company, having an address of c/o Gateway CDE LLC, 2 Gateway Center, 5th Floor, Newark, New Jersey 07102 (“Gateway Lender”); and NJCC CDE ESSEX LLC, a New Jersey limited liability company having an address at c/o New Jersey Community Capital, 108 Church Street, 3rd Floor, New Brunswick, NJ 08901 (“NJCC Lender”) and together with Gateway Lender, the “Lenders” and each a “Lender”).

WHEREAS, NJCC Lender has agreed to make a loan in the original aggregate principal amount of up to Nine Million Seven Hundred Thousand and No/100 Dollars ($9,700,000.00) (collectively, the “NJCC Loan”) to Borrower, which NJCC Loan will be evidenced by the Loan A-1 Note, Loan A-2 Note, Loan B-1 Note, Loan B-2 Note, Loan C-1 Note, Loan C-2 Note, Loan D-1 Note, and Loan D-2 Note, which will be secured by the Mortgage; and Gateway Lender has agreed to make a loan in the original aggregate principal amount of up to Fifty Million and No/100 Dollars ($50,000,000.00) (collectively, the “Gateway Loan”, and together with the NJCC Loan, the “Loan”) to Borrower, which Gateway Loan will be evidenced by the Loan A-3 Note, Loan A-4 Note, Loan B-3 Note, Loan B-4 Note, Loan C-3 Note, Loan C-4 Note, Loan D-3 Note, and Loan D-4 Note, which will also be secured by the Mortgage; and each of the Loans shall be advanced pursuant to the terms and provisions of the Loan Agreement (all as described and defined in Exhibit A attached hereto), and will be used to finance the costs of Borrower’s acquisition of its leasehold interest in the Premises and the construction of the Improvements (all as described and defined in Exhibit A attached hereto);

WHEREAS, the Lenders are willing to make the Loan to the Borrower only if the Guarantors execute and deliver this Guaranty; and

WHEREAS, the Guarantors will derive benefit from the making of the Loan;

NOW, THEREFORE, in consideration of the recitals set forth above and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and to induce the Lenders to make the Loan, the Guarantors hereby acknowledge, agree and confirm that all of the above recitals are true, correct and complete and hereby agree with the Administrative Agent on behalf of itself and the Lenders as follows:

1.                                      The provisions of the Loan Agreement and the other documents executed in connection with the Loan (collectively, the “Loan Documents”) are hereby incorporated herein and made a part of this Guaranty with the same force and effect as if fully set forth herein;

provided, however, that the exculpation provisions relieving the Borrower from personal liability for payment of the Loan or any other obligations under the Loan Documents shall not in any manner affect or limit the liability of the Guarantors arising hereunder.  All terms not defined herein but defined in the Loan Agreement and used herein shall have the meanings assigned to them therein.

2.                                      The Guarantors, jointly and severally, absolutely, irrevocably and unconditionally guaranty to Administrative Agent and the Lenders, together and individually, that:

(a)                                 the Borrower shall construct, equip and complete the construction of the Improvements pursuant to the terms of the General Contracts, as the same may be modified in accordance with the provisions of the Loan Agreement and with payment and disbursements therefor made in accordance with the provisions of the Loan Agreement and shall pay all costs and expenses incurred in connection therewith, including, but not limited to, any Shortfall Amount (as such term is defined in the Loan Agreement);

(b)                                 the Borrower shall cause the completion of the construction of alterations, fixtures or other work to meet the requirements of any tenant, subtenant or other occupant of the Improvements, in accordance with the Plans, and shall pay all costs and expenses incurred in connection therewith, limited, however, to alterations, fixtures and other work agreed to be done by the Borrower at the Borrower’s sole cost and expense pursuant to the provisions of any lease, sublease or other occupancy agreement now or hereafter entered into by the Borrower with respect to Improvements to be occupied by such tenant, subtenant or other occupant; and

(c)                                  the Guarantors shall remove within thirty (30) days (by bonding or as otherwise approved by the Administrative Agent) any lien caused by the Borrower’s failure to comply with the provisions of the Loan Agreement or arising from the completion of the construction of the Improvements (including, without limitation, alterations, fixtures or work referred to in clause (b) of this section) whether equal or prior in lien or other priority or subordinate to the lien of the Mortgage and irrespective of whether the validity, priority or enforceability thereof has been adjudicated by a court of competent jurisdiction or otherwise.

The Guarantors covenant and agree that if the Borrower shall fail to perform any of the above, the Guarantors shall, at the request of the Administrative Agent on behalf of any or both Lenders, do any and all of the foregoing.

3.                                      If the Borrower and/or the Guarantors do not take and complete the actions specified in clauses (a), (b) and (c) of Section 2 of this Guaranty (collectively, the “Work”) on or before the time such matters are to be done by the Borrower in accordance with the provisions of the Loan Agreement after any applicable grace and cure periods under the Loan Agreement, and written notice thereof is sent by the Administrative Agent to the Guarantors, the Guarantors shall reimburse the Administrative Agent and/or any and each Lender, as may be applicable, within ten (10) days upon demand, for all costs and expenses (including, but not limited to, attorneys’ fees and disbursements of Administrative Agent’s and/or any and each Lender’s counsel, whether in-house staff, retained firms or otherwise (collectively, “Legal Fees”)), to the extent not otherwise reimbursed to Administrative Agent and/or any and each Lender by the Borrower, in connection with and shall cause the following to occur:

(a)                                 completing the construction of the Improvements substantially in accordance with the Plans, as set forth in the Loan Documents;

(b)                                 completing the construction of alterations, fixtures or other work to comply with the Plans; and

(c)                                  the removal of any lien (by bonding or otherwise) caused by the Borrower’s failure to comply with the provisions of the Loan Documents or arising from the construction and equipping of the Improvements, as the case may be, whether equal or prior in lien or other priority or subordinate to the lien of the Mortgage and irrespective of whether the validity, priority or enforceability thereof has been adjudicated by a court of competent jurisdiction or otherwise.

Such reimbursement shall be made to the Administrative Agent for its own account or on behalf of the Lender(s), as may be applicable, by the Guarantors as hereinabove set forth, for such costs and expenses incurred by Administrative Agent and/or any Lender regardless of whether they are incurred prior or subsequent to the Debt (as such term is defined in Exhibit A attached hereto) being declared immediately due and payable or the occurrence of any other event described in Section 10 below and even though Administrative Agent and/or any Lender(s) may not have an allowed claim for any of the same against the Borrower as a result of any bankruptcy or insolvency proceeding.

4.                                      The Guarantors agree that they shall indemnify, defend and hold harmless Administrative Agent and each Lender at each Guarantor’s sole cost and expense against any damage, loss, liability, cost or expense (including, but not limited to, all Legal Fees), and all claims, actions, procedures and suits arising out of or in connection with:

(a)                                 the failure of the Borrower to take and complete the actions specified in clauses (a), (b) and (c) of Section 2 of this Guaranty in accordance with the provisions of the Loan Documents and within the time periods set forth therein;

(b)                                 any matters arising out of this Guaranty and any document or instrument now or hereafter executed and/or delivered by the Guarantors in connection herewith, including, but not limited to, any amendment to, or restructuring of, this Guaranty or the obligations of the Guarantors hereunder (the “Guaranty Documents”); and

(c)                                  any and all lawful action that may be taken by Administrative Agent (on behalf of itself and any Lender) and/or each and any Lender in connection with the enforcement of the provisions of this Guaranty after one or more of the events described in Section 10 below occur, or of any of the other Guaranty Documents and the obligations of the Guarantors thereunder, whether or not suit is filed in connection with the same, or in connection with the Borrower, any of the Guarantors and/or any partner, member, joint venture or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding.

All sums expended by Administrative Agent and/or each Lender shall be payable within ten (10) days after demand and, until reimbursed by the Guarantors pursuant hereto, shall bear interest at the Involuntary Rate (as defined in the Mortgage).

5.                                      The Guarantors acknowledge and agree that it will be impossible to accurately measure the damages to Administrative Agent and any Lender resulting from a breach of the covenants to complete or to cause the completion of the construction and equipping of the Improvements, as set forth in Sections 2 and 3 hereof, that such a breach will cause irreparable injury to Administrative Agent and the Lender(s) and that neither Administrative Agent nor any Lender has an adequate remedy at law in respect of such breach and, as a consequence, agrees that such covenant shall be specifically enforceable against the Guarantors, and the Guarantors hereby waive and agree not to assert any defense based on the denial of any of the foregoing in an action for specific performance of such covenant.

6.                                      The Guarantors each hereby represent and warrant that all financial statements of the Guarantors heretofore delivered to Administrative Agent and each Lender by or on behalf of the Guarantors are true and correct in all material respects and fairly present the financial condition of the Guarantors as of the respective dates thereof, and no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.  In addition, the Guarantors covenant that so long as the Loan remains outstanding and unpaid, the Guarantors will, unless otherwise consented to in writing by Administrative Agent:

(a)                                 furnish to Administrative Agent and Lenders, as soon as available, but in any event within ninety (90) days next following the end of each fiscal year of the Guarantors, annual audited financial statements in the same form of financial statements delivered to Administrative Agent prior to the date hereof, for such fiscal year, containing a fully itemized statement of profit and loss and of surplus and an audited balance sheet, and otherwise in form and substance satisfactory to Administrative Agent, such statement accompanied by a certificate signed by the Guarantors certifying on the date thereof that:  (i) such financial statement is true, correct and complete in all material respects and (ii) either that no default nor event which upon notice or lapse of time or both would constitute a default under the Loan Documents has occurred hereunder or, if such default exists, the nature thereof and the period of time it has existed (a “Certification”); and

(b)                                 furnish to Administrative Agent, within fifteen (15) days after request, such further detailed financial and other information (including, but not limited to, financial statements) as may be reasonably requested by Administrative Agent or any Lender with respect to the Guarantors, or any affiliate of, or entity controlled by any or all of the Guarantors which are involved in the Project, as of a date not earlier than that specified by Administrative Agent in such request, together with a Certification with respect thereto.

7.                                      In addition to any right available to Administrative Agent and/or Lenders under applicable law or any other agreement, the Guarantors hereby give to Administrative Agent on behalf of the Lenders continuing liens on, security interest in and right of set-off against all moneys, securities and other property of the Guarantors and the proceeds thereof, now on deposit or now or hereafter delivered, remaining with or in transit in any manner to the Administrative Agent and/or each Lender, their correspondents, participants or agents from or for the Guarantors, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of the Administrative Agent and/or any Lender in any way, and also, any balance of any deposit account and credits of the Guarantors with, and any and all claims of the Guarantors against the Administrative Agent and/or either Lender at any time existing, as collateral security for all of the obligations of the Guarantors under this Guaranty, including fees, contracted with or acquired by the Administrative Agent and/or any Lender, whether joint, several, absolute, contingent, secured, matured or unmatured (collectively, the “Liabilities”), hereby authorizing Administrative Agent (on behalf of each Lender) and/or each Lender at any time or times upon the occurrence and continuance of an Event of Default, without prior notice, to apply such balances, credits or claims, or any part thereof, to the obligations of the Guarantors hereunder in such amounts as it may select, whether contingent, unmatured or otherwise and whether any collateral security therefor is deemed adequate or not.  The collateral security described herein shall be in addition to any collateral security described in any separate agreement executed by any or all of the Guarantors.  The Administrative Agent (on behalf of each Lender) and each Lender, in addition to any right available to the Administrative Agent and/or each Lender under applicable law or any other agreement, shall have the right, upon the occurrence and during the continuance of an Event of Default, at its option, to immediately set off against any obligations of the Guarantors hereunder all monies owed by Administrative Agent and/or each Lender in any capacity to any or all of the Guarantors, whether or not due, and Administrative Agent (on behalf of itself and each Lender) and each Lender shall, at the option of the Administrative Agent and/or such Lender, as may be applicable, be deemed to have exercised such right to set off and to have made a charge against any such money immediately upon the occurrence of any events of default set forth below, even though such charge is made or entered on the books of Administrative Agent and/or any Lender subsequent to those events.

8.                                      The Guarantors hereby expressly agree that this Guaranty is independent of, and in addition to, all collateral granted, pledged or assigned under the Loan Documents, and the Guarantors hereby consent that from time to time, before or after any default by the Borrower or the maturity of the Loan, with or without further notice to or assent from any of the Guarantors, Administrative Agent (on behalf of any Lender) and/or any Lender may:

(a)                                 accelerate (only after any Event of Default by the Borrower), settle, exchange, surrender or release any security at any time held by or available to Administrative Agent (for the benefit of either Lender) and/or either Lender for any obligation of the Borrower, or any security at any time held by or available to Administrative Agent (for the benefit of the Lender(s)) and/or either Lender for any obligation of any other person or party primarily, secondarily or otherwise liable for all or any portion of the Debt, any other Liabilities and/or any other obligation or any other person or party (other than Administrative Agent or any Lender) under any of the Loan Documents (“Other Obligations”), including any guarantor of the Debt, the Liabilities and/or any of such Other Obligations;

(b)                                 amend, by written agreement or otherwise with the Borrower or any guarantor of the Debt and/or the Borrower’s obligations under the Loan Documents (an “Other Guarantor”), any provision of the Plans or the Loan Documents, including any change in the interest rate therein or any change in the time or manner of payment thereunder;

(c)                                  make any agreement with the Borrower or any Other Guarantor for the extension, payment, compounding, modification, compromise, discharge or release of any provision of the Loan Documents or for the modification of the terms thereof; and/or

(d)                                 extend further credit in any manner whatsoever to the Borrower or any Other Guarantor, and generally deal with the Borrower or any Other Guarantor or any of the security, deposit account or credit on its books or any other person or party as Administrative Agent and/or either Lender, as applicable, may see fit;

and the Guarantors shall remain bound in all respects under this Guaranty without any loss of any rights by Administrative Agent and/or any Lender and without affecting the liability of the Guarantors.  Without limiting the generality of the foregoing, Administrative Agent (on behalf of Lenders) and each Lender are expressly authorized to surrender to the Borrower or any Other Guarantor, or to deal with, realize or not realize upon, or modify the form of, any security which Administrative Agent (on behalf of Lenders) and/or each Lender may at any time hold to secure the performance of any obligation hereby guaranteed, and the guaranties herein made by the Guarantor shall not be impaired or affected by any of the foregoing.  In addition, all moneys available to Administrative Agent and/or any Lender for application in payment or reduction of the Debt, the Liabilities and/or the Other Obligations may be applied by Administrative Agent and/or any Lender in such manner and in such amounts and at such time or times and in such order, priority and proportions as Administrative Agent and/or such Lender, as may be applicable, may see fit.

9.                                      Each of the Guarantors hereby waives:

(a)                                 notice of acceptance of this Guaranty;

(b)                                 protest and notice of dishonor or default to any or all of the Guarantors or to any other person or party with respect to any obligations hereby guaranteed;

(c)                                  all other notices to which any or all of the Guarantors might otherwise be entitled;

(d)                                 any demand under this Guaranty except under Section 3 hereof;

(e)                                  any requirement of diligence on the part of any person or entity;

(f)                                   the benefits of any statutory provision limiting the liability of a surety; and

(g)                                  any requirement to exhaust any remedies or mitigate the damages resulting from any default.

10.                               If any of the following events should occur:

(a)                                 default under any of the Loan Documents occasioned, either directly or indirectly, by any of the Guarantors, and its continuance beyond any applicable notice and/or grace periods therein contained;

(b)                                 any or all of the Guarantors violate any provision of this Guaranty and such violation continues and remains uncured for a period of ten (10) days after written notice thereof is sent to the Guarantor;

(c)                                  any or all of the Guarantors commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeks to have an order for relief entered with respect to it, or seeks to be adjudicated a bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeks the appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of their property;

(d)                                 any or all of the Guarantors make a general assignment for the benefit of creditors;

(e)                                  there is commenced against any or all of the Guarantors, any case, proceeding or other action of a nature referred to in subsection (c) above or seeking the issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their property, which case, proceeding or other action results in the entry of an order for relief or remains undismissed, undischarged or unbonded for a period of thirty (30) days;

(f)                                   any or all of the Guarantors take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth in subsections (c) and (d) above;

(g)                                  any or all of the Guarantors admit in writing their inability to pay its debts as they mature;

(h)                                 any or all of the Guarantors terminate or dissolve or suspend their usual business activities or convey, sell, lease, transfer or otherwise dispose of all or a substantial part of their property, business or assets other than in the ordinary course of business; or

(i)                                     any or all of the Guarantors attempts to repudiate its obligations under this Guaranty;

then, and in such event, Administrative Agent on behalf of the Lenders may declare the Liabilities to be, and the same shall become, immediately due and payable.

11.                               Each reference herein to Administrative Agent and/or any Lender(s) shall be deemed to include their successors and assigns, in whose favor the provisions of this Guaranty shall also inure.  Each reference herein to the Guarantors shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of the Guarantors, all of whom shall be bound by the provisions of this Guaranty; provided, however, that the Guarantors shall in no event nor under any circumstance have the right, without obtaining the prior written consent of Administrative Agent and any applicable Lender, to assign or transfer the Guarantors’ obligations and liabilities under this Guaranty, in whole or in part, to any other person, party or entity.

12.                               The term “Guarantors” as used herein shall, if this Guaranty is signed by more than one party, unless otherwise stated herein, mean the “Guarantors and each of them” and each undertaking herein contained shall be their joint and several undertaking. Administrative Agent and any Lender may proceed against none, one or more of the Guarantor at one time or from time to time as it sees fit in its sole and absolute discretion.  If any party hereto shall be a partnership, the agreements and obligations on the part of the Guarantors herein contained shall remain in force and application notwithstanding any changes in the individuals composing the partnership and the term “Guarantors” shall include any altered or successive partnerships, but the predecessor partnerships and their partners shall not thereby be released from any obligations or liability hereunder.  If any party hereto shall be a limited liability company, the agreements and obligations on the part of the Guarantors herein contained shall remain in force and application notwithstanding any changes in the individuals composing the limited liability company and the term “Guarantors” shall include any altered or successive limited liability companies, but the predecessor limited liability companies and their members shall not thereby be released from any obligations or liability hereunder.  If any party hereto shall be a corporation, the agreements and obligations on the part of the Guarantors herein contained shall remain in force and application notwithstanding the merger, consolidation, reorganization or absorption thereof, and the term “Guarantors” shall include such new entity, but the old entity shall not thereby be released from any obligations or liabilities hereunder.

13.                               No delay on the part of Administrative Agent and/or any Lender in exercising any right or remedy under this Guaranty or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy.  No notice to or demand on any or all of the Guarantors shall be deemed to be a waiver of the obligations of any or all of the Guarantors or of the right of Administrative Agent and/or any Lender to take further action without notice or demand as provided in this Guaranty.  No course of dealing between any of the Guarantors and Administrative Agent and/or any Lender shall change, modify or discharge, in whole or in part, this Guaranty or any obligations of the Guarantor hereunder.

14.                               This Guaranty may only be modified, amended, changed by an agreement in writing signed by Administrative Agent, each Lender and the Guarantors.  No waiver of any term, covenant or provision of this Guaranty shall be effective unless given in writing by Administrative Agent and if so given by Administrative Agent shall only be effective in the specific instance in which given.  The execution and delivery hereafter to Administrative Agent for the benefit of the Lenders by any or all of the Guarantors of a new instrument of guaranty or any reaffirmation of guaranty, of whatever nature, shall not terminate, supersede or cancel this instrument, unless expressly so provided therein, and all rights and remedies of Administrative Agent and/or the Lender(s) hereunder or under any instrument of guaranty hereafter executed and delivered to Administrative Agent and/or such Lender(s) by any or all of the Guarantors shall be cumulative and may be exercised singly or concurrently.

15.                               Each of the Guarantors acknowledge that this Guaranty and the Guarantors’ obligations under this Guaranty are and shall at all times continue to be absolute, irrevocable and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations of any or all of the Guarantors under this Guaranty or the obligations of any other person or party (including, without limitation, the Borrower) relating to this Guaranty or the obligations of any or all of the Guarantors hereunder or otherwise with respect to the Debt, including, but not limited to, a foreclosure of the Mortgage or the realization upon any other collateral given, pledged or assigned as security for all or any portion of the Debt, or the filing of a petition under Title 11 of the United States Code with regard to the

Borrower or any or all of the Guarantors, or the commencement of an action or proceeding for the benefit of the creditors of the Borrower or the Guarantors, or the obtaining by Administrative Agent (on behalf of Lenders) or each Lender of title to, respectively, the premises encumbered by the Mortgage or any other collateral given, pledged or assigned as security for the Debt by reason of the foreclosure or enforcement of the Mortgage or any other pledge or security agreement, the acceptance of a deed or assignment in lieu of foreclosure or sale, or otherwise.  This Guaranty sets forth the entire agreement and understanding of Administrative Agent, each Lender and the Guarantors with respect to the matters covered by this Guaranty and the Guarantors acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of the Guarantors under this Guaranty, except those specifically set forth in this Guaranty.

16.                               This Guaranty has been validly authorized, executed and delivered by the Guarantors.  The Guarantors each represent and warrant to Administrative Agent and each Lender that they have the power to do so and to perform their obligations under this Guaranty and this Guaranty constitutes the legally binding obligation of the Guarantors fully enforceable against each of the Guarantors in accordance with the terms hereof.  The Guarantors each further represent and warrant to Administrative Agent and each Lender that, to the best of their knowledge:

(a)                                 neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby nor compliance with the terms and provisions hereof will violate any applicable provision of law or any applicable regulation or other manifestation of governmental action; and

(b)                                 all necessary approvals, consents, licenses, registrations and validations of any governmental regulatory body, including, without limitation, approvals required to permit the Guarantors to execute and carry out the provisions of this Guaranty, for the validity of the obligations of the Guarantors hereunder and for the making of any payment or remittance of any funds required to be made by the Guarantors under this Guaranty, have been obtained and are in full force and effect.

17.                               Notwithstanding any payments made by any or all of the Guarantors pursuant to the provisions of this Guaranty, the Guarantors irrevocably waive all rights to enforce or collect upon any rights which they now have or may acquire against the Borrower either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty or by way of any other obligations whatsoever of the Borrower to any or all of the Guarantors while the Loan is outstanding, nor shall any or all of the Guarantors file, assert or receive payment on any claim, whether now existing or hereafter arising, against the Borrower in the event of the commencement of a case by or against the Borrower under Title 11 of the United States Code.  In the event either a petition is filed under said Title 11 of the United States Code with regard to the Borrower or the commencement of an action or proceeding for the benefit of the creditors of the Borrower, this Guaranty shall at all times thereafter remain effective in regard to any payments or other transfers of assets to Administrative Agent (on behalf of each Lender) or each Lender received from or on behalf of the Borrower prior to termination or notice of termination of this Guaranty and which are or may be held voidable on the grounds of preference or fraud, whether or not the Debt has been paid in full or the expansion and renovation of the

Premises and construction and equipping of the Improvements has been completed in accordance with the Loan Agreement and the Plans.  Any payment on account of or reacknowledgment of the Debt by the Borrower, or any other party liable therefor, or action taken, or payment or reacknowledgment made, of any of the obligations of the Borrower to take and complete the actions specified in clauses (a), (b) and (c) of Section 2 of this Guaranty shall be deemed to be taken or made on behalf of the Guarantors and shall serve to start anew the statutory period of limitations applicable to the Borrower with respect to said clauses (a), (b) and (c) of Section 2 hereof or the Guarantors hereunder.  The provisions of this Section 17 shall survive the term of this Guaranty and the payment in full of the Debt any other Liabilities and/or any Other Obligations.

18.           All notices required or permitted hereunder shall be given to the addresses set forth below in the manner as provided in the Loan Agreement:

If to Administrative Agent:                                                TD Bank, N.A.
317 Madison Avenue, 2nd Floor
New York, NY 10017
Attention: Matthew Schatz

with a copy to:                                                                                                                 Windels Marx Lane & Mittendorf, LLP
156 West 56th Street
New York, New York 10019
Attention: Michele Arbeeny

And with a copy to:                                                                                      Gateway Sub-CDE I, LLC

2 Gateway Center, 5th Floor

Newark, New Jersey 07102

Attention: Wendy Houston

with a copy to:                                                                                                                 Nixon Peabody LLP

401 9th Street, NW

Washington, DC  20004

Attention:  Michael J. Goldman, Esq.

And with a copy to:                                                                                      NJCC CDE Essex LLC
New Jersey Community Capital

108 Church Street, 3rd Floor

New Brunswick, NJ 08901
Attention: Marie Mascherin

and to:                                                                                                                                                           Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103-4196
Attention: Arthur Momjian, Esq.

If to the Guarantors:                                                                                     Teachers Village School QALICB Urban Renewal, LLC

RBH-TRB Newark Holdings, LLC

c/o RBH Group

89 Market Street, 8th Floor

Newark, New Jersey 07102
Attention:  Mr. Ron Beit

And:                                                                                                                                                                     McManimon & Scotland, LLC
1037 Raymond Boulevard, Suite 400
Newark, New Jersey 07102
Attention:  Glenn F. Scotland, Esq.

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked “With a copy to” hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to any of the Guarantors or the Administrative Agent.  Each party to this Guaranty may designate a change of address by notice given, as herein provided, to the other party fifteen (15) days prior to the date such change of address is to become effective.

19.           This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New Jersey and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws.

20.           The Guarantors agree to submit to personal jurisdiction in the State of New Jersey in any action or proceeding arising out of this Guaranty.  In furtherance of such agreement, the Guarantors hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Guarantors in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New Jersey and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Guarantors by registered or certified mail to, or by personal service at, the last known address of the Guarantors, whether such address be within or without the jurisdiction of any such court.  The Guarantors hereby further agree that the venue of any litigation arising in connection with the Debt or in respect of any of the obligations of the Guarantors under this Guaranty, shall, to the extent permitted by law, be in the City of Newark, New Jersey.

21.           The Guarantors absolutely, unconditionally and irrevocably waive any and all right to assert or interpose any defense except the defense that payment and performance was actually made hereunder, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantors under this Guaranty, other than a compulsory counterclaim, or the obligations of any other person or party (including without limitation, the Borrower) relating to this Guaranty, or the obligations of the Guarantors hereunder or otherwise with respect to the Loan in any action or proceeding brought by Administrative Agent and/or any Lender to collect on the Debt, or any portion thereof, or to enforce the obligations of the Borrower or any other party under the Loan Agreement or any of the other Loan Documents, including those of the Guarantors under this Guaranty (provided, however, that the foregoing shall not be deemed a waiver of the right of the Guarantors to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New

Jersey if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the right of the Guarantors to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Administrative Agent and/or any Lender in any separate action or proceeding).  The Guarantors hereby undertake and agree that this Guaranty shall remain in full force and effect for all of the obligations and liabilities of the Guarantors hereunder, notwithstanding the maturity of the Loan, whether by acceleration, scheduled maturity or otherwise.

22.           No exculpatory provisions contained in any of the Loan Documents shall in any event or under any circumstances be deemed or construed to modify, qualify, or affect in any manner whatsoever the obligations and liabilities of the Guarantors under this Guaranty.

23.           The obligations and liabilities of the Guarantors under this Guaranty are in addition to the obligations and liabilities of the Guarantors under the Other Guaranties (as hereinafter defined).  The discharge of any or all of the Guarantors’ obligations and liabilities under any one or more of the Other Guaranties by the Guarantors or by reason of operation of law or otherwise shall in no event or under any circumstance constitute or be deemed to constitute a discharge, in whole or in part, of the Guarantors’ obligations and liabilities under this Guaranty.  Conversely, the discharge of any or all of the Guarantors’ obligations and liabilities under this Guaranty by the Guarantors or by reason of operation of law or otherwise shall in no event or under any circumstance constitute or be deemed to constitute a discharge, in whole or in part, of the Guarantors’ obligations and liabilities under any of the Other Guaranties.  The term “Other Guaranties” as used herein shall mean any other guaranty of payment, guaranty of performance, completion guaranty, indemnification agreement or other guaranty or instrument creating any obligation or undertaking of any nature whatsoever (other than this Guaranty) now or hereafter executed and delivered by any or all of the Guarantors to Administrative Agent (on behalf of each Lender) and/or each Lender in connection with the Loan.

24.           This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of guaranty.  The failure of any party listed below to execute this Guaranty, or any counterpart hereof, or the ineffectiveness for any reason of any such execution, shall not relieve the other signatories from their obligations hereunder nor shall any implication arise from the failure of any of the original guarantors to sign this Guaranty that such non-signing guarantor, or any other guarantor, is released from any of his/her/its respective obligations under the original guaranty.

25.           The Guarantors hereby irrevocably and unconditionally waive, and Administrative Agent on behalf of itself and each Lender by its acceptance of this Guaranty irrevocably and unconditionally waives, any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Guaranty.

26.           In no event shall this Guaranty be deemed to constitute a guaranty of the payment of the principal or the interest evidenced by each Note and secured by the Mortgage.  The foregoing is not intended, and shall not be deemed, to impair or affect any guaranties herein made by the Guarantors.

27.           This Guaranty shall automatically terminate upon completion of the expansion and renovation of the Premises and the construction and equipping of the Improvements and receipt of a permanent certificate of occupancy for the Premises and all of the Improvements.

28.           If the Administrative Agent is removed in accordance with Article 9 of the Loan Agreement, then the replacement administrative agent appointed pursuant to the Loan Agreement shall succeed to the rights of the Administrative Agent set forth herein.  If any Lender does not appoint a replacement administrative agent, then each Lender shall have the rights of the Administrative Agent hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Joint and Several Completion Guaranty the day and year first above set forth.

GUARANTORS:

TEACHERS VILLAGE SCHOOL QALICB URBAN RENEWAL, LLC, a New Jersey limited liability company

By:	/s/ Ron Beit-Halachmy
Ron Beit-Halachmy
Authorized Signatory

RBH-TRB NEWARK HOLDINGS, LLC, a New York limited liability company

By:	/s/ Ron Beit-Halachmy
Ron Beit-Halachmy
Authorized Signatory

Signature Page

QLICI Completion Guaranty

STATE OF	)
ss.:
COUNTY OF	)

On the        day of                    in the year 2012 before me, the undersigned, a notary public in and for said state, personally appeared           , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF	)
ss.:
COUNTY OF	)

On the        day of                    in the year 2012 before me, the undersigned, a notary public in and for said state, personally appeared               , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Signature Page

QLICI Completion Guaranty

EXHIBIT A

Debt:  The term “Debt” as used in this Guaranty shall mean an amount equal to the aggregate of all outstanding principal, interest, additional interest (including specifically all interest accruing from and after the commencement of any case, proceeding or action under any existing or future laws relating to bankruptcy, insolvency or similar matters with respect to the Borrower), Loan fees and other sums of any nature whatsoever which may or shall become due and payable pursuant to the provisions of the Loan Documents (all of the above unaffected by modification thereof in any bankruptcy or insolvency proceeding), and even though Administrative Agent and/or any Lender may not have an allowed claim for the same against the Borrower as a result of any bankruptcy or insolvency proceeding.

Improvements:  The term “Improvements” as used in this Guaranty shall mean the expansion of the development located on the Premises.

Loan Agreement:  The term “Loan Agreement” as used in this Guaranty shall mean that certain Building Loan Agreement dated as of the date hereof, entered into among the Borrower, Administrative Agent and each Lender.

Mortgage:  The term “Mortgage” as used in this Guaranty shall mean, collectively, (i)that certain Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement in the aggregate sum of $27,000,000.00, dated as of the date hereof, given by the Borrower to each Lender and Administrative Agent for the benefit of the Lenders constituting a lien on the fee simple interest of the Borrower in the Premises, the Improvements and intended to be duly recorded in Essex County, Newark, New Jersey, and (ii) that certain Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement in the aggregate sum of $32,700,000.00, dated as of the date hereof, given by the Borrower to each Lender and Administrative Agent for the benefit of the Lenders constituting a lien on the fee simple interest of the Borrower in the Premises, the Improvements and intended to be duly recorded in Essex County, Newark, New Jersey.

Premises:  The term “Premises” as used in this Guaranty shall mean the real property located in Essex County, Newark, New Jersey, identified in the Mortgage.